Exhibit 99.1

Contango Reports Third Quarter Results and Updates Operations

HOUSTON--(BUSINESS WIRE)--May 11, 2009--Contango Oil & Gas Company (NYSE Amex:MCF) reported revenues from sales of natural gas, oil and natural gas liquids for the three months ended March 31, 2009 of approximately $36.1 million, compared to $20.8 million for the same period last year. The Company reported net income from continuing operations for the three months ended March 31, 2009 of approximately $0.8 million, or $0.05 per basic and diluted share. This compares to net income from continuing operations for the three months ended March 31, 2008 of $43.8 million or $2.69 per basic share and $2.56 per diluted share.

For the nine months ended March 31, 2009, the Company reported revenues from sales of natural gas, oil and natural gas liquids of approximately $154.4 million, compared to $47.3 million for the same period last year. The Company reported net income from continuing operations for the nine months ended March 31, 2009 of approximately $50.7 million, or $3.06 per basic share and $3.01 per diluted share. This compares to net income from continuing operations for the nine months ended March 31, 2008 of $56.6 million or $3.45 per basic shares and $3.30 per diluted share.

The Company is currently producing approximately 101 million cubic feet equivalent per day, net to Contango. Our Mary Rose #2 well is shut-in and undergoing a workover.

The Company has $27.0 million of cash and no debt.

CONTANGO OIL & GAS COMPANY AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2009	2008	2009	2008
REVENUES:
Natural gas, oil and liquids sales	$36,133,376	$20,779,574	$154,370,771	$47,256,798
Total revenues	36,133,376	20,779,574	154,370,771	47,256,798

EXPENSES:
Operating expenses	4,553,421	1,482,578	14,505,666	3,159,695
Exploration expenses	12,756,737	4,261,686	20,387,619	5,171,795
Depreciation, depletion and amortization	8,919,740	4,077,017	22,167,167	6,002,997
Lease expirations and relinquishments	3,678,708	245,361	4,125,125	245,361
Impairment of natural gas and oil properties	2,709,239	591,737	2,709,239	591,737
General and administrative expenses	1,490,401	2,209,844	5,993,640	5,307,486
Total expenses	34,108,246	12,868,223	69,888,456	20,479,071
NET INCOME FROM CONTINUING OPERATIONS BEFORE OTHER INCOME AND INCOME TAXES	2,025,130	7,911,351	84,482,315	26,777,727

OTHER INCOME (EXPENSE):
Interest expense - net of interest capitalized	(147,392)	(1,425,715)	(589,812)	(3,585,074)
Interest income	154,058	914,826	757,571	1,763,335
Gain on sale of assets and other	-	59,919,478	-	62,034,996

NET INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	2,031,796	67,319,940	84,650,074	86,990,984
Provision for income taxes	(1,184,182)	(23,557,442)	(33,965,501)	(30,431,664)
NET INCOME FROM CONTINUING OPERATIONS	847,614	43,762,498	50,684,573	56,559,320

DISCONTINUED OPERATIONS
Discontinued operations, net of income taxes	-	68,981,433	-	174,079,822
NET INCOME	847,614	112,743,931	50,684,573	230,639,142
Preferred stock dividends	-	345,000	-	1,245,000
NET INCOME ATTRIBUTABLE TO COMMON STOCK	$847,614	$112,398,931	$50,684,573	$229,394,142

NET INCOME PER SHARE:
Basic
Continuing operations	$0.05	$2.69	$3.06	$3.45
Discontinued operations	-	4.28	-	10.85
Total	$0.05	$6.97	$3.06	$14.30
Diluted
Continuing operations	$0.05	$2.56	$3.01	$3.30
Discontinued operations	-	4.03	-	10.15
Total	$0.05	$6.59	$3.01	$13.45

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	16,162,928	16,122,707	16,543,485	16,045,785
Diluted	16,466,988	17,127,187	16,857,136	17,155,007

Production, Prices, Operating Expenses, and Other

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2009	2008	2009	2008
	(Dollar amounts in 000's,		(Dollar amounts in 000's,
	except per Mcfe amounts)		except per Mcfe amounts)
Production Data:
Natural gas (million cubic feet)	5,583	1,555	15,458	4,651
Oil and condensate (thousand barrels)	148	38	363	95
Natural gas liquids (thousand gallons)	3,534	1,403	4,573	2,218
Total (million cubic feet equivalent)	6,976	1,983	18,289	5,538

Natural gas (million cubic feet per day)	62.0	17.1	56.4	16.9
Oil and condensate (thousand barrels per day)	1.6	0.4	1.3	0.3
Natural gas liquids (thousand gallons per day)	39.3	15.4	16.7	8.1
Total (million cubic feet equivalent per day)	77.2	21.7	66.6	19.9

Average Sales Price:
Natural gas (per thousand cubic feet)	$4.93	$7.35	$7.99	$7.69
Oil and condensate (per barrel)	$41.53	$102.48	$73.02	$87.22
Natural gas liquids (per gallon)	$0.70	$1.56	$0.96	$1.45

Selected data per Mcfe:
Lease operating expenses (including severence taxes)	$0.65	$0.75	$0.79	$0.57
General and administrative expenses	$0.21	$1.12	$0.33	$0.96
Depreciation, depletion and amortization of natural gas and oil properties	$1.26	$2.00	$1.17	$1.01

Contango is a Houston-based, independent natural gas and oil company. The Company’s core business is to explore, develop, produce and acquire natural gas and oil properties primarily offshore in the Gulf of Mexico. Additional information can be found on our web page at www.contango.com.

This press release contains forward-looking statements regarding Contango that are intended to be covered by the safe harbor "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995, based on Contango’s current expectations and includes statements regarding acquisitions and divestitures, estimates of future production, future results of operations, quality and nature of the asset base, the assumptions upon which estimates are based and other expectations, beliefs, plans, objectives, assumptions, strategies or statements about future events or performance (often, but not always, using words such as "expects", “projects”, "anticipates", "plans", "estimates", "potential", "possible", "probable", or "intends", or stating that certain actions, events or results "may", "will", "should", or "could" be taken, occur or be achieved). Statements concerning oil and gas reserves also may be deemed to be forward looking statements in that they reflect estimates based on certain assumptions that the resources involved can be economically exploited. Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those, reflected in the statements. These risks include, but are not limited to: the risks of the oil and gas industry (for example, operational risks in exploring for, developing and producing crude oil and natural gas; risks and uncertainties involving geology of oil and gas deposits; the uncertainty of reserve estimates; the uncertainty of estimates and projections relating to future production, costs and expenses; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; health, safety and environmental risks and risks related to weather such as hurricanes and other natural disasters); uncertainties as to the availability and cost of financing; fluctuations in oil and gas prices; risks associated with derivative positions; inability to realize expected value from acquisitions, inability of our management team to execute its plans to meet its goals, shortages of drilling equipment, oil field personnel and services, unavailability of gathering systems, pipelines and processing facilities and the possibility that government policies may change or governmental approvals may be delayed or withheld. Additional information on these and other factors which could affect Contango’s operations or financial results are included in Contango’s other reports on file with the Securities and Exchange Commission. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the projections in the forward-looking statements. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Contango does not assume any obligation to update forward-looking statements should circumstances or management's estimates or opinions change.

CONTACT:
Contango Oil & Gas Company
Kenneth R. Peak, 713-960-1901
www.contango.com